Principal $30,000	Loan Date 08-20-2008	Maturity 09-20-2008	Loan No. 12210004964	Call/Coll 1A2/102	Account	Officer JTH	Initials

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Borrower:	Southern Iowa BioEnergy LLC 115 S Linden Lamoni, IA 50140	Lender:	Great Western Bank Leon 111 N. Main PO Box 171 Leon, IA 50144

Principal Amount: $30,000.00	Date of Note: August 20, 2008

PROMISE TO PAY. Southern Iowa BioEnergy LLC ("Borrower”) promises to pay to Great Western Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Thirty Thousand & 00/100 Dollars ($30,000.00), together with interest on the unpaid principal balance from August 20, 2008, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 8.740% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in one principal payment of $30,000.00 plus interest on September 20, 2008. This payment due on September 20, 2008, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied, first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

MAXIMUM INTEREST RATE. Under no circumstances will the interest rate on this Note exceed (except for any higher default rate shown below) the lesser of 21.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: A Refinance Penalty amounting to 1 (one) percent of the principal balance outstanding will be charged unless the loan is paid off through the sale of property securing the loan or upon refinancing the loan at GREAT WESTERN BANK. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated, to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Great Western Bank, Leon, 111 N. Main, PO Box 171, Leon, IA 50144.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged $50.00.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an. event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other-Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Loan No. 12210004964	PROMISSORY NOTE (Continued)	Page 2

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver or any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable lave, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

Loan No. 12210004964	PROMISSORY NOTE (Continued)	Page 3

COLLATERAL. Borrower acknowledges this Note is secured by Real Estate Mortgage dated 6-12-06 and Real Estate Mortgage dated 8-20-2008 and Security Agreement dated 6-12-06 siting the assignment of Pre-Construction Services Agreement and Personal Guaranties from Leon G Kessel, James R Cornett, Jack Cooley, William Douglas Morain and William T Higdon dated 6-12-2006.

PURPOSE OF LOAN. The specific purpose of this loan is: Refinance Real Estate Contract with Fonda Brodsack.

FINANCIAL STATEMENTS. Borrower agrees to furnish lender with such financial statements and other related information at such frequencies and in such detail as lender may reasonably request. Borrower agrees to furnish additional information and statements, lists of assets and liabilities, income statement, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to borrowers financial condition and business operation as lender my request from time to time.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

Southern Iowa BioEnergy LLC
By:	/s/ William T. Higdon	By:	/s/ Alan Elefson,
	William T. Higdon, President of Southern Iowa BioEnergy LLC		Alan Elefson, Treasurer of Southern Iowa BioEnergy LLC